Exhibit 99.1

MCAP Acquisition Corporation Announces Pricing of Upsized $275 Million Initial Public Offering

CHICAGO--(BUSINESS WIRE)--MCAP Acquisition Corporation (“the Company” or “MCAP”), a special purpose acquisition company sponsored by an affiliate of Monroe Capital LLC, today announced the pricing of its initial public offering of 27,500,000 units at a price of $10.00 per unit. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The Company’s units are expected to be listed on the Nasdaq Stock Market and trade under the symbol “MACQU” beginning February 26, 2021. Once the securities comprising the units begin separate trading, the Company expects that its Class A common stock and warrants will be listed on the Nasdaq Stock Market and trade under the symbols “MACQ” and “MACQW,” respectively. The offering is expected to close on March 2, 2021, subject to customary closing conditions.

MCAP is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor, MCAP Acquisition, LLC (the “Sponsor”), is managed by an affiliate of Monroe Capital LLC.

MCAP may pursue an initial business combination target in any business, industry or sector, but it intends to capitalize on the differentiated ability of the Sponsor’s manager to source, acquire and manage software, technology-enabled, and business services companies.

The Company is led by CEO and Chairman Theodore Koenig, who is President and CEO of Monroe Capital and the CEO and Chairman of Monroe Capital Corporation (Nasdaq: MRCC). He is joined by Co-President Zia Uddin, who is a Partner at Monroe Capital; Co-President Mark Solovy, who serves as a Managing Director and Co-Head of the Technology Finance Group at Monroe Capital; and CFO Scott Marienau, who is the CFO of Monroe Capital’s management company.

Cowen is serving as the sole book-running underwriter for the offering. The Company has granted the underwriters a 45-day option from the date of the prospectus to purchase up to an additional 4,125,000 units to cover over-allotments, if any.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Cowen, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, email: PostSaleManualRequests@broadridge.com, telephone: 833-297-2926.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on February 25, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About MCAP Acquisition Corp.

MCAP is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor, MCAP Acquisition, LLC (the “Sponsor”), is managed by an affiliate of Monroe Capital LLC, a boutique asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic and structured credit, and equity.

Contacts

For more information, please contact:

Theodore L. Koenig

MCAP Acquisition Corporation

312-523-2360

tkoenig@monroecap.com

Caroline Collins

BackBay Communications

617-963-0065

caroline.collins@backbaycommunications.com